Exhibit 99.1

W Straits Limited and Global Lights Acquisition Corp. Announce Update on Negotiations of Definitive Agreement for Business Combination

NEW YORK, January 23, 2025 / -- W Straits Limited (“W Straits”), a leading international fintech company, and Global Lights Acquisition Corp. (“GLAC”) (NASDAQ: GLAC, GLACR and GLACU), a special purpose acquisition company whose securities are currently listed on The Nasdaq Stock Market LLC, today announced an update regarding their ongoing negotiations for a definitive agreement in connection with a potential business combination.

W Straits and GLAC previously entered into a non-binding letter of intent on November 22, 2024, expressing their mutual interest in pursuing a business combination. Since then, both parties have undertaken substantial efforts to advance negotiations and are working towards finalizing and executing a definitive business combination agreement. W Straits and GLAC anticipate reaching this milestone within the coming weeks.

Completion of the proposed business combination between W Straits and GLAC remains subject to several conditions, including the completion of due diligence, the satisfaction of the conditions negotiated therein, and approval of the transaction by the board and shareholders of both W Straits and GLAC. Further details will be disclosed upon the finalization and execution of the definitive agreement. However, there can be no assurance that a definitive agreement will be entered into or that the proposed business combination will be consummated on the terms or timeframe currently contemplated, or at all.

About W Straits

W Straits is a leading international fintech company based in Malaysia, specializing in mergers, acquisitions, and the restructuring of key sectors in smart eco-cities. These sectors include the financial industry ecosystem, the health industry ecosystem, real estate development, and the energy industry. The company's vision is to achieve sustainable development of smart eco-cities by integrating and optimizing these sectors.

About GLAC

GLAC is a blank check company incorporated in the Cayman Islands for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities.

While GLAC may pursue an acquisition or a business combination target in any business, industry or geography, it intends to focus its search on a target that provides solutions promoting sustainable development and focuses on environmentally sound infrastructure and industrial applications that eliminate or mitigate greenhouse gas emissions, and/or enhance resilience to climate change.

No Offer or Solicitation

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with respect to the proposed business combination, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This press release does not constitute either advice or a recommendation regarding any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Additional Information and Where to Find It

If a legally binding definitive agreement with respect to the proposed business combination is executed, the parties intend to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 or F-4, which will include a preliminary proxy statement/prospectus (the “Proxy Statement/Prospectus”). The definitive Proxy Statement/Prospectus would be mailed to GLAC’s shareholders as of a record date to be established for voting on the proposed business combination. Shareholders will also be able to obtain copies of the Proxy Statement/Prospectus, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Global Lights Acquistion Corp. Room 902, Unit 1, 8th Floor, Building 5, No. 201, Tangli Road, Chaoyang District, Beijing 100123, the People’s Republic of China. GLAC urges investors, shareholders and other interested persons to carefully read, when available, the preliminary and definitive Proxy Statement/Prospectus as well as other documents filed with the SEC in connection with the proposed business combination as they become available because they will contain important information about the proposed business combination.

Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, the anticipated signing of a definitive business combination agreement between W Straits and GLAC, the terms and timing of the agreement, and the market for W Straits’ products and technology. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of W Straits’ and GLAC’s management teams and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, are beyond the control of W Straits and GLAC, and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” in GLAC’s Annual Report for the year ended December 31, 2023, which was filed with the SEC on April 15, 2024, and in the other documents that GLAC has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that neither W Straits nor GLAC presently know or that W Straits and GLAC currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements. While W Straits and GLAC may elect to update these forward-looking statements, W Straits and GLAC specifically disclaim any obligation to do so, except as required by law.